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                                                                    Exhibit B-50

                            UNANIMOUS WRITTEN CONSENT
                       IN LIEU OF A SPECIAL MEETING OF THE
                              BOARD OF DIRECTORS OF
                  NORTHERN INDIANA FUEL AND LIGHT COMPANY, INC.

     The undersigned, being all of the directors of Northern Indiana Fuel and Light Company, Inc., an Indiana corporation (the "Corporation"), do hereby consent and agree to the adoption of the following resolutions pursuant to the authority of Section 23-1-34-2 of the Indiana Business Corporation Law, in lieu of holding a special meeting of the directors of the Corporation:

                           RESOLUTION AMENDING BY-LAWS

     WHEREAS, The directors of the Corporation believe it to be in the best interests of the Corporation to amend the By-Laws to provide for a range in the number of directors to be not less than one and not more than five.

     NOW, THEREFORE, BE IT RESOLVED, that Article III, Section 1, of the By-Laws of the Corporation shall be deleted in its entirety and is hereby amended to read as follows:

          "Section 1 - Membership, Powers and Duties. The number of directors which shall constitute the whole Board shall be not less than one (1) nor more than five (5) as determined from time to time by resolution of the Board of Directors or by the stockholders. The directors shall be elected at the annual meeting of the stockholders, except as may be provided elsewhere in the By-Laws, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in a manner permitted by statute or these By-Laws. Directors need not be stockholders"

Dated and effective as of Tuesday, June 1st, 2004.

                                        /s/ Timothy A. Dehring
                                        ----------------------------------------
                                        Timothy A. Dehring
                                        Director

                                        /s/ Mark T. Maassel
                                        ----------------------------------------
                                        Mark T. Maassel
                                        Director

                                        Being all of the directors of the
                                        Corporation